UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7650 E. Evans Rd., Suite C Scottsdale Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 19, 2007, legal counsel on behalf of the Registrant filed, in the United States District Court for the District of Arizona, the Registrant’s Response and Counterclaims to that certain derivative lawsuit filed as case No.: 2:06-CV-1291.

The Registrant’s Response and Counterclaim was filed against JEFFREY M. STEBBINS, CORBIN T. JONES, DAN DE SADE, BRODY HANNSEN, LEON SLADE, and DWAIN MENDENHALL, as Counterclaim Defendants and TIMES SECURITIES, INC., a California corporation; JEFFREY M. STEBBINS and JULIANE A. STEBBINS, husband and wife; CORBIN T.JONES and CHELSEA JONES, husband and wife; STEPHANIE CHOOI, an individual; TARA LEWIS, an individual; MICHAEL STEBBINS, an individual; ERIC STEBBINS, an individual; DAN DE SADE, an individual; WILLIAM PAPAZIAN and MADELINE PAPAZIAN, husband and wife; SPINELLI CORPORATION, an Arizona corporation, as Additional Counterclaim Defendants.

The Counterclaims by the Registrant include claims for Fraud, Federal RICO Violations, Breach of Fiduciary Duty, Breach of Confidentiality Obligations, Misappropriation, Breach of Contract (Financing), Negligent Misrepresentation, Tortious Interference, Injurious Falsehood, Illegal Takeover of Skye, Defamation, State Racketeering Violations, Unauthorized Sale of Restricted Securities, Formation of Group, Breach of Contract (Non-Compete), Abuse of Process and Malicious Prosecution.

This filing contains forward-looking statements, in that they do not discuss historical fact, but instead note future expectations or prospective events. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Those factors include the Company’s ability to complete its SEC filings, to produce and market its products and to generate revenues. The Company does not intend to update forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect those statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: January 23, 2007	By:
Gregg C. Johnson
Title: Secretary